UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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QUALITY DISTRIBUTION, INC.
(Name of Registrant As Specified In Its Charter)

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4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

On April 16, 2010, shareholders holding a majority of the outstanding shares of common stock, no par value, of Quality Distribution, Inc. took action by written consent, effective 20 days after the distribution of this notice and the accompanying Information Statement, to amend the Amended and Restated Articles of Incorporation of Quality Distribution, Inc., as amended, to increase the maximum number of authorized shares of capital stock that may be issued from 30,000,000 to 50,000,000, and to increase the maximum number of shares of common stock that may be issued, from 29,000,000 to 49,000,000. You have received this notice and the accompanying Information Statement as an owner of record of our common stock as of April 12, 2010. The Information Statement is furnished only to inform our shareholders of the action described therein before it takes place, in accordance with Section 607.0704 of the Florida Business Corporation Act and Rule 14c-2 of the Securities Exchange Act of 1934. We are not holding a meeting of shareholders to consider this matter.

By Order of the Board of Directors

Jonathan C. Gold
Corporate Secretary

April [ ], 2010

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

INFORMATION STATEMENT

April [    ], 2010

You have received this Information Statement and the accompanying notice of written action by shareholders as an owner of record as of April 12, 2010 of the common stock, no par value, of Quality Distribution, Inc. On April 16, 2010, shareholders holding a majority of the outstanding shares of common stock took action by written consent, effective 20 days after the distribution of this Information Statement and the accompanying Notice of Action By Written Consent of Shareholders, to amend the Amended and Restated Articles of Incorporation of Quality Distribution, Inc., as amended, to increase the maximum number of authorized shares of capital stock that may be issued, from 30,000,000, to 50,000,000, and to increase the maximum number of shares of common stock that may be issued, from 29,000,000 to 49,000,000. Unless the context requires otherwise, references in this information statement to “QDI,” the “Company,” “we,” “us,” or “our” refer to Quality Distribution, Inc. and its consolidated subsidiaries.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is furnished only to inform our shareholders of the action described above before it takes place, in accordance with Section 607.0704 of the Florida Business Corporation Act and Rule 14c-2 of the Securities Exchange Act of 1934. We are not holding a meeting of shareholders in connection with the matters described in this Information Statement. We are first mailing this Information Statement on or about April [    ], 2010.

General

Our Board of Directors (the “Board”) recommended an amendment to our Amended and Restated Articles of Incorporation to effect an increase in the number of our authorized shares on April 12, 2010, and directed that the amendment be submitted to our shareholders for approval, as required by the Florida Business Corporation Act. Under the Florida Business Corporation Act and our Amended & Restated By-Laws, shareholders are permitted to act in lieu of a meeting by written consent of shareholders holding a majority of our common stock. Because we had already completed the printing of our proxy statement for our 2010 annual meeting of shareholders and wished to avoid further delaying the delivery of proxy materials to our shareholders and the expense of reprinting proxy materials, the Board concluded not to seek shareholder approval of the amendment at our 2010 annual meeting, but instead to submit the amendment to be approved by written consent of our shareholders holding a majority of common stock. Each share of common stock entitles the holder to one vote with respect to matters submitted to a shareholder vote, including an amendment to our Amended and Restated Articles of Incorporation.

Common stock is our only issued and outstanding class of stock. On April 12, 2010, 20,146,138 shares of our common stock were issued and outstanding and entitled to vote. A majority of our common stock on that date was held or controlled by Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo (U.K.) Partners III, L.P. (collectively, “Apollo”). On April 16, 2010, the amendment to our Amended and Restated Articles of Incorporation was submitted to, and approved by written consent by, Apollo.

The amendment to our Amended and Restated Articles of Incorporation provides that the existing first paragraph of Article IV, Section 1 will be deleted and replaced with the following:

1. Authorized Shares. The Corporation shall have authority, acting by its Board of Directors, to issue fifty million (50,000,000) shares of Capital Stock, forty-nine million (49,000,000) of which shall be shares of common stock, no par value per share (the “Common Stock”), and one million (1,000,000) of which shall be preferred stock, no par value per share (the “Preferred Stock”), of which six hundred thousand (600,000) shares are designated as Convertible Preferred Stock (the “Convertible Preferred Stock”). The designations, powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Common Stock and the Convertible Preferred Stock are as set forth below in this Article IV.

Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the Company is required to send or give this Information Statement at least 20 calendar days prior to the earliest date on which the corporate action may be taken. In accordance with these rules, as well as the Florida Business Corporation Act, the amendment to our Amended and Restated Articles of Incorporation will not be effective before May [    ], 2010. Promptly on or following that date, we expect to file Articles of Amendment with the Department of State of the State of Florida to amend our Amended and Restated Articles of Incorporation as described.

Purpose of the Proposed Amendment

Under our existing Amended and Restated Articles of Incorporation, as amended, we are authorized to issue 30,000,000 shares of capital stock, of which 29,000,000 shares may be common stock and 1,000,000 shares may be preferred stock. As of the record date, we had 20,146,138 shares of common stock issued and outstanding and zero shares of preferred stock issued and outstanding. Due to shares reserved for future issuance upon the exercise of outstanding warrants and options and for future grants under our existing equity incentive plans, as of the record date, fewer than 3,000,000 shares of common stock remained available for other future issuances.

Due to the limited number of additional shares that are currently available for future issuance, the Board believes that the proposed amendment is in the best interests of the Company as it will give us greater flexibility to raise additional capital by issuing additional shares of common stock without further action or authorization by shareholders (subject to the requirements of applicable law and listing rules). This would permit us to respond promptly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated stock issuance. We may consider issuing additional equity to retire our outstanding indebtedness, as awards under employee benefit plans, or to raise additional capital for other corporate purposes.

Effect of the Proposed Amendment

The additional shares of common stock for which we are seeking authorization would be a part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of common stock that are currently outstanding. The additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive rights. Approval of an amendment authorizing additional shares of common stock will not cause any change or dilution to the rights of existing holders of our common stock, unless and until such time as any shares of common stock are actually issued. The degree of any dilution that would occur following the issuance of additional shares of stock would depend upon the number of shares of stock that are actually issued in the future, which number cannot be determined at this time.

The issuance of additional shares of common stock could be deemed under certain circumstances to have an anti-takeover effect where, for example, the shares were issued to dilute the equity ownership and corresponding voting power of a shareholder or group of shareholders who may oppose the policies or strategic plan of the our existing management. The Board does not have any current plans to use shares of common stock for anti-takeover purposes, however, the proposed amendment to our Amended and Restated Articles of Incorporation may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of the Company if such attempts are not approved by the Board. The Board is not aware of any current efforts to obtain control of the Company.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2010 (based on shares of common stock outstanding), by:

•	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock,

•	each of our directors and director nominees,

•	each of our named executive officers, and

•	all current directors and executive officers as a group.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days after April 1, 2010, but excludes shares of common stock underlying options held by any other person.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class
Gary R. Enzor(1)(2)(3)	604,931	2.97%
Stephen R. Attwood(1)(3)	65,000	*
Dennis R. Copeland(1)(3)	97,572	*
Jonathan C. Gold(1)(3)	59,229	*
Marc E. Becker(3)(4)(5)(6)	28,302	*
Kevin E. Crowe(3)(4)(5)(6)	—
Richard B. Marchese(1)(3)(6)	67,873	*
Thomas R. Miklich(1)(3)(6)	34,377	*
Stan Parker, Jr (3)(4)(5)(6)	—	*
M. Ali Rashid(3)(4)(5)(6)	103,302	*
Alan H. Schumacher(1)(3)(6)	42,873	*
Thomas M. White(3)(4)(5)(6)(7)	151,802	*
All executive officers and directors as a group (10 persons)(8)	1,157,689	5.63%
Apollo Investment Fund III, L.P.(9)	10,482,530	52.03%
Scopus Asset Management, L.P.(10)	1,072,373	5.32%
FMR, LLC(11)	1,477,113	7.33%
Newland Capital Management, LLC(12)	1,686,145	8.37%

*	Less than 1.0%
(1)	The business address for Messrs. Enzor, Attwood, Copeland, Gold, Marchese, Miklich, and Schumacher is Quality Distribution, Inc., 4041 Park Oaks Boulevard, Suite 200, Tampa, Florida 33610.
(2)	The shares of Mr. Enzor include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which have voting rights. Mr. Enzor has 3,586 shares granted in December 2006, 40,000 shares granted in June 2007, 10,570 shares granted in December 2007, 22,321 shares granted in December 2008 and 13,157 shares granted in December 2009, all of which vest in equal annual installments over four years beginning December 31 of the year following the grant date. Mr. Enzor was also granted 250,000 shares in November 2009, which vest in equal installments over four years beginning November 4, 2010.
(3)	The shares for certain of our current and former executive officers and directors include stock options that have vested as of April 1, 2010 or will vest within 60 days thereafter. Mr. Enzor has 247,972 vested options; Mr. Attwood has 15,000 vested options; Mr. Copeland has 72,619 vested options; Mr. Gold has 45,729 vested options; Mr. Becker has 5,000 vested options; Mr. Marchese has 35,000 vested options; Mr. Miklich has 5,000 vested options; Mr. Rashid has 5,000 vested options; Mr. Schumacher has 10,000 vested options and Mr. White has 57,500 vested options; Messrs. Crowe and Parker have no vested options.
(4)	The business address for Messrs. Becker, Crowe, Parker, Rashid, and White is Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.
(5)	Messrs. Becker, Parker and White are each a partner, Mr. Rashid is a principal and Mr. Crowe is an associate of Apollo. Messrs. Becker, Parker, Rashid and White are each an officer or director of certain affiliates of Apollo. Although each of Messrs. Becker, Crowe, Parker, Rashid and White may be deemed to beneficially own shares owned by Apollo, each such person disclaims beneficial ownership of any such shares.
(6)	The shares for our non-employee directors include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which have voting rights and vest over four years in equal annual installments. These shares were granted in January 2006, 2007, 2008, 2009 and 2010 and in June 2008 and November 2009. Each of Messrs. Marchese, Miklich and Schumacher was granted 3,778 shares in January 2006 and 2,297 shares in January 2007. Each of Messrs. Becker, Marchese, Miklich, Rashid, Schumacher and White was granted 6,666 shares in January 2008 and 2,985 shares in June 2008. Each of Messrs. Becker, Marchese, Miklich, Parker, Rashid, Schumacher and White was granted 13,651 shares in January 2009. Mr. Parker stepped down from the Board in November 2009. He had no vested shares of restricted stock and forfeited all unvested awards upon his resignation. Each of Messrs. Becker, Crowe, Marchese, Miklich, Rashid, Schumacher and White was granted 9,803 shares in January 2010. On November 4, 2009, Mr. Rashid was granted 75,000 shares and Mr. White was granted 25,000 shares. These shares have voting rights and vest over two years in equal annual installments.
(7)	Includes 46,000 shares held in a margin securities account with a brokerage firm.
(8)	The shares for all current executive officers and directors as a group include 426,201 options that have vested or will vest within 60 days of April 1, 2010 and 558,195 unvested shares of restricted stock.
(9)	Includes shares owned by Apollo Overseas Partners III, L.P., a Delaware limited partnership, and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of the United Kingdom. Also includes 85,521 shares owned by an institutional investor as to which Apollo has sole voting power pursuant to the irrevocable proxy granted by such institutional investor in the Amended and Restated Common and Preferred Stock Purchase and Shareholder Agreement, dated as of August 28, 1998 thereto as amended by Amendment No. 1 dated April 2, 2002. That document provides that in no event shall the grant of the proxy be effective to the extent that the voting power of the proxy, when combined with the voting power of Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., or Apollo (U.K.) Partners III, L.P. exceeds 79.99% of the voting power of QDI. The address of Apollo Investment Fund III, L.P. is c/o Apollo Advisors III, L.P., Two Manhattanville Road, Purchase, New York 10577.
(10)

Based solely on information obtained from a Schedule 13G filed by Scopus Asset Management, L.P. with the SEC on or about March 29, 2010 and without independent investigation of the disclosure contained therein. The business address of Scopus Asset Management, L.P. is 623 5th Avenue, 31st Floor, New York, New York, 10022. Scopus Asset Management, L.P. acts as investment manager to one or more private investment funds and an institutional managed account, which directly own 1,072,373 shares.

(11)	Based solely on information obtained from a Schedule 13G filed by FMR, LLC with the SEC on or about February 16, 2010 and without independent investigation of the disclosure contained therein. The business address of FMR, LLC is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company is the wholly-owned subsidiary of FMR, LLC and serves as the investment advisor to Fidelity Select Transportation Portfolio, which directly owns 1,477,113 shares. Voting power for all 1,477,113 shares resides with the Fund’s Board of Trustees. Edward C. Johnson, III and members of his family own, directly or through trusts, Series B voting common shares of FMR, LLC, representing 49% of the voting power of FMR, LLC and may be deemed to be the controlling members of FMR, LLC. The report is filed jointly by FMR, LLC, Edward C. Johnson, III, Fidelity Management & Research Company and Fidelity Small Cap Stock Fund. The address for Mr. Johnson, Fidelity Management and the Fund is the same as FMR, LLC.
(12)

Based solely on information obtained from a Schedule 13G filed by Newland Capital Management, LLC with the SEC on or about February 16, 2010 and without independent investigation of the disclosure contained therein. The business address of Newland Capital Management, LLC is 350 Madison Avenue, 11th Floor, New York, New York, 10017. The report is filed jointly by Newland Capital Management, LLC, Newland Master Fund, Ltd., Newland Offshore Fund, Ltd., Ken Brodkowitz and Michael Vermut. The address for all filers is the same as Newland Capital Management, LLC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, officer, any person that has been a director or officer since the beginning of our last fiscal year, associate of any director or officer, or any other person has any substantial interest, direct or indirect, in the amendment to our Amended and Restated Articles of Incorporation.

FORWARD LOOKING STATEMENTS

This Information Statement contains certain forward- looking statements, including statements regarding our “expectations,” “beliefs,” “goals,” “hopes,” “strategies,” and the like. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking those safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, as well as other risks and uncertainties that are described in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

NO DISSENTERS’ RIGHTS

Under Florida law, shareholders are not entitled to dissenter’s rights with respect to the amendment to our Amended and Restated Articles of Incorporation.

WHERE YOU CAN FIND MORE INFORMATION

We currently file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements and other information that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. You may request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov. The reports that we file are also available free of charge on our website at www.qualitydistribution.com. We regularly post or otherwise make available information on the Investor Relations section of our website that may be important to investors. Any information on or linked from our website is not incorporated by reference into this prospectus.

By Order of the Board of Directors

Gary R. Enzor
President and Chief Executive Officer

April [ ], 2010

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